Exhibit 99.1

RiceBran Technologies Recommends Shareholders Vote on the WHITE Proxy Card
“FOR” its Highly Qualified and Experienced Directors

Urges Shareholders to Reject Last-Minute Attempt by Dissident Group to
Take Control of the Company Without Payment of a Control Premium

SCOTTSDALE, Arizona (June 6, 2016) – RiceBran Technologies (NASDAQ: RIBT and RIBTW) (the “Company”), a global leader in the production and marketing of value added products derived from rice bran, today issued an open letter to shareholders in connection with the Company’s 2016 annual meeting of shareholders that is scheduled for June 22, 2016 in Scottsdale, Arizona. The Company’s Board of Directors unanimously recommends that shareholders vote on the WHITE proxy card “FOR” the reelection of the Company’s highly qualified and experienced director nominees: W. John Short, Marco V. Galante, David Goldman, Baruch Halpern, Henk W. Hoogenkamp, Robert C. Schweitzer and Peter A. Woog.  The full text of the letter follows:

June 6, 2015

Dear Fellow Shareholders:

At the upcoming annual meeting of shareholders on June 22, 2016, you will be asked to make an important decision regarding the future of your investment in RiceBran Technologies (“RiceBran” or the “Company”).  RiceBran is under attack: a dissident group purporting to hold 9% of our Company’s shares is attempting to launch a last minute proxy contest at the Company’s annual meeting to take control of your Company without payment of a control premium.  In contrast to your board of directors (the “Board”), which has taken—and will continue to take—substantial steps to further drive high performance and long-term profitable growth at your Company, this dissident group has offered no specific plan to enhance shareholder value and is proposing to install as CEO a candidate with no experience managing a public company and no C-suite experience at any company.

We urge you to protect the value of your investment and reject these ambush tactics by voting on the WHITE proxy card “FOR” RiceBran’s highly qualified and experienced director nominees: W. John Short, Marco V. Galante, David Goldman, Baruch Halpern, Henk W. Hoogenkamp, Robert C. Schweitzer, and Peter A. Woog.

YOUR MANAGEMENT AND BOARD’S STRATEGIC PLAN HAS POSITIONED RICEBRAN FOR GROWTH

Over the past two years, your Board and senior management team have repositioned RiceBran Technologies from a predominantly animal nutrition company to a fast growing provider of functional food ingredients, human food ingredients and packaged functional foods.  The Board and Management are intensely focused on continuing their efforts to “convert feed to food” to create superior long term value for RiceBran shareholders. This strategic repositioning has produced rapid growth in the two most recent quarters and positioned our Company for continued growth in what we believe to be the highest margin, fastest growing segments of the US food market

In fact, RiceBran just completed the best quarter in the history of our company in our USA Segment.  Management delivered 53% quarter over quarter growth in the first quarter of 2016 as focus on the high value, high margin packaged functional food products in the fastest growing market segments in the US food industry:  natural, organic and functional foods.1

We believe we are very well positioned to capitalize on specific favorable market trends that we believe will increase market acceptance of our products and lead to increased growth and profitability and improved stock price performance by emphasizing our strong positioning in natural, organic and functional foods:

1.	Drive sales of our Stage II products into multiple natural, organic and functional food channels;

2.	Leverage investments recently made to double production capacity of our Stage II products at both our Dillon Montana plant and at our Irving, Texas packaged functional foo blending facility;

3.
Capitalize on the increasing global demand for rice bran oil produced at the joint venture Irgovel plant  in Brazil, where Irgovel management completed capital investments to increase raw rice bran processing capacity by approximately 50% in  2015;

4.	Take advantage of strong consumer demand for non-genetically modified, gluten/soy/dairy free, natural, minimally processed, vegetarian and vegan “clean label” functional food products;

5.	Increase our global distribution network; and

6.	Continue to generate additional evidence-based functionality of our proprietary and process patented ingredients.

RICEBRAN’S STRATEGIC PLAN IS YIELDING PERFORMANCE MOMENTUM

In the first quarter of 2016, revenue in our USA segment grew significantly both quarter over quarter and year over year. Our sales growth was broad based coming from both human ingredients and functional foods as well as animal nutrition. Most importantly, we achieved this performance while at the same time reducing USA segment operating expenses quarter over quarter. Our first quarter 2016 results clearly reflect the significant progress we are making:

1 Details of the strategic implementation and first quarter results can be found on the webcast of the investor presentation made on June 1, 2016 in New York to institutional investors at the following link:  http://wsw.com/webcast/marcum4/ribt.

•	USA segment revenues increase by 53% compared to Q1 2015 and by 23% sequentially to reach a record $7.8 million;

•	Consolidated Q1 2016 gross profit improved by 100% to $2.2 million compared to $ 1.1 million in Q1 2015. USA segment gross profit increased by 49% compared to Q1 2015 with margins remaining strong at 31.7%;

•	USA and Corporate segment achieved $376,000 in positive adjusted EBITDA in Q1 2016 compared to an adjusted EBITDA loss of ($647,000) in the same quarter of the prior year;

•	Overall consolidated adjusted EBITDA in Q1 2016 was ($217,000), a $1.3 million improvement from the ($1.6 million) recorded in Q1 2015; and

•	Q1 2016 consolidated net income was ($251,000), a 92% improvement compared to the ($3.0 million) net income recorded in Q1 2015.

We have seen continued follow through thus far in the second quarter of 2016 and believe that the capital investments made in 2014 and 2015, coupled with significantly increased sales, marketing and trade show initiatives are beginning to deliver sustainable growth.  Consumer demand for natural and functional food products continues to grow at a double digit pace, and we are now set to add organic rice bran products to our portfolio based on the agreements we entered into with Narula to fuel further growth in 2016.

While our operations in Brazil continue to struggle as a result of the country’s economic collapse, the currency devaluation, banking collapse and supply chain difficulties, we have taken steps to limit further investment, streamline operations and continue to reduce costs to mitigate its effect on our overall business.

YOUR BOARD IS HIGHLY QUALIFIED AND INDEPENDENT, WITH SIGNIFICANT RELEVANT EXPERIENCE TO OVERSEE THE SUCCESSFUL EXECUTION OF RICEBRAN’S STRATEGIC PLAN

We believe the experience and expertise of your current directors is essential to overseeing the successful execution of RiceBran’s strategic plan. We have taken careful measures to add individuals to your Board who have direct relevant experience and stature, which is reflected in the appointment of Marco V. Galante within the last year.

Currently, your Board is composed of seven directors with diverse backgrounds and professional experience, five of whom are independent, and all of whom are elected annually. Together, these highly qualified individuals bring an intimate understanding of the natural food, functional food and nutritional supplement landscape, deep operational experience and broad-based finance and management experience, which will continue to prove invaluable to the Company moving forward.

Your Board’s nominees have the right experience to oversee the ongoing execution of RiceBran’s current strategy and enhance shareholder value:

•	W. John Short – Over 25 years of C-suite experience managing multi-national businesses in Asia, Europe and the US after more than a decade of international banking experience gained at Citibank in New York, Ecuador, Venezuela and Hong Kong.

•	Marco V. Galante – Highly experienced business operator and investment banker with over 25 years of experience in the food and food ingredient business in the US and internationally. Partner and Principal at The J. H. Chapman Group.

•	David Goldman – Audit Committee Chairman and CPA with over 35 years in senior positions at Deloitte & Touche LLP and significant SEC experience.

•	Baruch Halpern – Founder and Managing Director of Halpern Capital, Baruch is a highly experienced investment banker with more than 10 years involvement with RiceBran Technologies and finance background at major US corporations.

•	Henk W. Hoogenkamp – Chairman of the Executive Committee and former director of strategic technology at Solae, Henk is among the leading global experts on plant protein and is a widely published expert on all matters related to plant protein.

•	Robert C. Schweitzer – In addition to his position as Chairman of the Board of Directors of RiceBran Technologies, Bob has been Chairman of the Board of NASDAQ listed 1-800-PetMeds for the past 12 years and is also lead independent director of OTC listed Omnicom.

•	Peter A. Woog – Chairman of the Nominating and Corporate Governance Committee, Peter is a highly experienced corporate operator holding CEO and director positions in major international companies.

Your Board believes that its range of skills and track record demonstrate its proficiency in all key aspects of the business. Furthermore, your Board is aligned with the interests of ALL shareholders and the composition of your Board has been substantially refreshed with the average director tenure just over three years.  By contrast, LF-RB Group’s slate of director nominees lacks deep institutional knowledge of your Company.

THE LF-RB GROUP IS SEEKING CONTROL OF YOUR COMPANY WITHOUT PAYMENT OF A TAKEOVER PREMIUM

Your Board urges you not to allow LF-RB Group to supplant your highly qualified Directors and take control of your Company. The LF-RB Group seeks to replace five of the seven incumbent members of the Board, a highly disproportionate number for a group of shareholders who purport to own 9% of the Company’s shares. The election of all of the LF-RB Group’s nominees would replace all but two members of your Board with directors who lack institutional knowledge of your Company and who have offered no clear plan to enhance shareholder value.  Importantly, unlike in a tender offer or merger, shareholders do not receive control premiums upon a change of control following a proxy contest.

In other words:  if LF-RB Group were to succeed in its proxy contest, a group owning 9% of your Company would take 100% control of the Board of your Company without paying other RiceBran shareholders a control premium.

Moreover, RiceBran has consistently engaged in open dialogue with its shareholders and is receptive to constructive ideas, whatever the source. However, in our conversations with LF-RB Group, we have requested resumes of proposed board and management candidates as well as business plans for our Company.  To date, nothing has been forthcoming. We have heard nothing strategic or constructive regarding any ideas to increase shareholder value – either publicly or during our face-to-face meeting with the LF-RB Group.  In addition, the dissidents are proposing to install as CEO a candidate with no experience managing a public company and no C-suite experience at ANY company.

PLEASE VOTE THE WHITE PROXY CARD TODAY

Your vote matters and your Board believes that your interests are best served by the re-election of Messrs. Short, Galante, Goldman, Halpern, Hoogenkamp, Schweitzer, and Woog, who have played an integral role in helping transform RiceBran into a turnkey provider of healthy natural products. We believe the LF-RB Group’s ambush tactics and the lack of any kind of plan for the business risks derailing the significant progress your Board has made towards profitable growth.

We believe RiceBran’s shareholders can protect the value of their investment by voting on the WHITE proxy card “FOR” the reelection of your Board’s highly qualified and experienced director nominees: W. John Short, Marco V. Galante, David Goldman, Baruch Halpern, Henk W. Hoogenkamp, Robert C. Schweitzer, and Peter A. Woog.

Your vote is extremely important, no matter how many or how few shares you own. As the annual meeting date is quickly approaching, we urge you to vote TODAY by telephone, online, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided. Please do NOT return or otherwise vote any gold proxy card that may be sent to you by LF-RB GROUP Management, LLC. If you have any questions or need assistance voting your shares, please contact our proxy solicitor, Morrow & Co., stockholders should call 800-662-5200 and banks and brokers should call 203-658-9400 or by email at ricebran@morrowco.com.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Robert C. Schweitzer, Chairman of the Board	W. John Short, Chief Executive Officer

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.
Please vote the WHITE proxy card TODAY.  If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:
Morrow & Co.
470 West Ave
Stamford, CT 06902
ricebran@morrowco.com
Stockholders call toll free: 800-662-5200
Banks and brokers call: 203-658-9400

Vinson & Elkins LLP and Weintraub Tobin are serving as legal counsel to the Company.

About RiceBran Technologies

RiceBran Technologies is a packaged functional food, functional food ingredient, human food ingredient and animal nutrition company focused on the procurement, bio-refining and marketing of numerous products derived from traditional and organic rice bran.  RiceBran Technologies has proprietary and patented technology that allows us to convert rice bran, one of the world’s most underutilized food sources, into a number of highly nutritious packaged functional foods, functional food ingredients, human food ingredients and animal nutrition products. Our target markets are retailers, brand owners, wholesalers and manufacturers of packaged functional foods, functional food ingredients, human food ingredients and animal nutrition products, both domestically and internationally. More information can be found in the Company’s filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Important Additional Information

RiceBran Technologies (“RiceBran”), its directors and certain of its executive officers are participants in the solicitation of proxies from RiceBran shareholders in connection with the matters to be considered at RiceBran’s 2016 Annual Meeting of Shareholders. In connection with its solicitation of proxies from RiceBran shareholders, RiceBran filed its definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2016 and supplemented its definitive proxy statement on May 11, 2016 and June 2, 2016. RICEBRAN SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS SOON AS THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of RiceBran’s directors and executive officers in RiceBran’s stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through RiceBran’s website (www.ricebrantech.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in RiceBran’s other SEC filings, including RiceBran’s definitive proxy statement for the 2016 Annual Meeting and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by RiceBran with the SEC for no charge at the SEC’s website at www.sec.gov. Copies of these documents will also be available at no charge at RiceBran’s website at www.ricebrantech.com, by writing to RiceBran Technologies, at 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253, Attn: Investor Relations, or by calling RiceBran’s proxy solicitor, Morrow & Co., toll-free at 800-662-5200 for shareholders, or 203-658-9400 for banks and brokers.

Forward-Looking Statements

This release includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public RiceBran’s progress, business opportunities and growth prospects, readers and listeners are cautioned that such forward-looking statements represent management’s opinion. Although management believes that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results may differ materially from those described. RiceBran’s operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are set forth in RiceBran’s filings with the SEC. RiceBran undertakes no obligation to update the results of these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events. This presentation does not constitute an offer to sell securities including but not limited to within any jurisdiction in which the sale of such securities would be unlawful. This presentation does not constitute a solicitation or offer to sell securities. Such offer and the information set forth herein have not been reviewed, approved or disapproved, nor has the accuracy or adequacy of the information set forth herein been passed upon, by the SEC or any state securities administrator. Any representation to the contrary is a criminal offense. An investment in the securities offered by RiceBran is speculative and involves a high degree of risk. Investment in the securities offered hereby is suitable only for persons of substantial financial means who can afford a total loss of their investment. RiceBran is a reporting company pursuant to the Securities Exchange Act of 1934, as amended, and makes periodic filings with the SEC at the SEC’s website at www.sec.gov. Prospective investors are urged to read these documents and any other relevant documents to be filed by RiceBran with the SEC when they become available because they contain and will contain important information.

Contacts
Investors:
Ascendant Partners, LLC
Fred Sommer, 732-410-9810
fred@ascendantpartnersllc.com
or
Media:
ICR
Phil Denning, 646-277-1258
Phil.Denning@icrinc.com
or
Jason Chudoba, 646-277-1249
Jason.Chudoba@icrinc.com